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Exhibit 99.1

Contact: Steve Workman VP Finance, Chief Financial Officer 408-548-1000	NEWS RELEASE
Shelby Palmer Investor Relations 408-542-5050 investor.relations@finisar.com

Finisar Corporation Announces Results for
Fourth Quarter and Year Ended April 30, 2003

        SUNNYVALE, Calif.—(Market Wire)—June 3, 2003—Finisar Corporation (Nasdaq:FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, today reported its financial results for its fourth quarter and fiscal year ended April 30, 2003.

        Finisar plans to review its fourth quarter results and discuss its outlook for the current fiscal year during its conference call for investors scheduled at 5:00 p.m. EST (2:00 p.m. PST) today. The call will be broadcast live over the Internet on the Investor Relations section of Finisar's web site, located at www.finisar.com. To listen to the webcast, interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Jerry Rawls, Finisar's CEO, and Steve Workman, Finisar's CFO.

        Total revenues of $39.8 million in the fourth quarter of fiscal 2003 were up 3% on a sequential basis from $38.7 million in the third quarter but down 6% from $42.1 million in the fourth quarter of the prior year. Total revenues from the sale of optical components and subsystems of $33.4 million in the fourth quarter were up 5% on a sequential basis from $31.9 million in the third quarter but down 2% from $34.1 million in the fourth quarter of the prior year. Sales of network test and monitoring tools of $6.4 million in the fourth quarter were down 7% on a sequential basis from $6.8 million in the third quarter and 21% from $8.0 million in the fourth quarter of the prior year.

        The Company also reported that cash and short-term investments increased by $8.9 million to $119.4 million as of April 30, 2003, from $110.5 million as of January 31, 2003. The balance at April 30, 2003 does not include an additional $10 million of investments held in escrow to meet interest payment obligations under the Company's outstanding convertible subordinated notes. The increase in cash during the quarter was due primarily to receipt of a tax refund of $8.5 million.

OPERATING RESULTS UNDER GAAP

        The Company reported a gross margin of 13.3% during the fourth quarter of fiscal 2003, down 3.5% from 16.8% in the fourth quarter of fiscal 2002. A pretax loss of $26.1 million for the fourth quarter of fiscal 2003 was less than the $51.7 million pretax loss in the fourth quarter of fiscal 2002 principally as a result of the discontinuance of amortization of goodwill and the writedown of certain intangible assets, partially offset by restructuring charges related to the Company's planned closure of its Demeter Technologies subsidiary in the first quarter of fiscal 2004.

        The Company recorded a net loss of $26.2 million, or $0.13 per share, for the fourth quarter of fiscal 2003, compared to a net loss of $40.2 million, or $0.22 per share, for the fourth quarter of fiscal 2002. Included in the results for the current quarter was a charge of $7.9 million for the planned closure of facilities at Demeter Technologies including $2.7 million in research and development associated with accelerated depreciation due to the reduction in useful life of certain assets. We expect an additional charge related to the closure of Demeter in the first quarter of fiscal 2004 approximating

$7.6 million including $6.2 million associated with the reduction in useful life of certain assets. Of the total restructuring charge of $15.5 million, approximately $11.1 million is related to non-cash charges. Demeter's operations are being transferred to our facility in Fremont, California acquired in the Genoa acquisition that closed in April 2003. Research and development expenses for the fourth quarter also included the effect of consolidating the operations of Genoa Corporation for one month in the fourth quarter totaling approximately $0.6 million. The closure of a facility in Hayward, California, announced in the third quarter ended January 31, 2003, was completed during the fourth quarter. The operations from that facility were consolidated with those at the Company's headquarters in Sunnyvale, California.

        Including the charge for the cumulative effect of a change in accounting to adopt SFAS 142 totaling $460.6 million, the Company recorded a net loss of $619.8 million, or $3.17 per share for the fiscal year ended April 30, 2003, compared to a net loss of $218.7 million, or $1.21 per share for the fiscal year ended April 30, 2002.

        Amortization of acquired developed technology, acquired in-process research and development, amortization of goodwill and purchased intangibles, other acquisition costs and the cumulative effect of a change in accounting related to the adoption of SFAS 142 are merger-related costs associated with the acquisition of Sensors Unlimited, Demeter Technologies, Medusa Technologies, and Shomiti Systems during fiscal 2001, the acquisition of Transwave Fiber and certain assets from AIFOtec, GmbH during fiscal 2002, the acquisition of certain assets from New Focus during the first quarter ended July 31, 2002, and the acquisition of Genoa Corporation in April 2003.

        Effective May 1, 2002, we discontinued the amortization of goodwill in accordance with SFAS 142. Amortization of goodwill and other intangible assets reclassified to goodwill was $31.9 million and $125.6 million in the prior year fourth quarter and twelve-month period, respectively.

NON-GAAP FINANCIAL RESULTS

        The Company provides non-GAAP financial measures (formerly referred to as "pro forma") to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company's GAAP results. A detailed reconciliation of the non-GAAP results to the GAAP results is provided in the "Non-GAAP Condensed Consolidated Statements of Operations" schedules below.

        Fourth quarter results reported on a non-GAAP basis exclude a number of non-cash and cash charges related to deferred compensation, acquisitions, inventory obsolescence, a discount associated with the Company's convertible debt offering in October 2001, the loss related to the planned closure of the Company's Demeter Technologies subsidiary and the accelerated depreciation on certain assets to be abandoned in that closure, and other restructuring charges.

        The Company reported a non-GAAP gross margin of 27.1% in the fourth quarter compared to 22.7% in the third quarter and 24.5% in the fourth quarter of the prior year. The Company reported a non-GAAP pretax loss of $12.4 million in the fourth quarter compared to a pretax loss of $11.6 million in the third quarter and a pretax loss of $16.2 million in the fourth quarter of the prior year. Because the Company does not intend to recognize any further tax benefits until it returns to profitability, the net loss for the fourth quarter totaled $12.5 million, or $0.06 per share, compared to a net loss of $11.6 million, or $0.06 per share, in the preceding third quarter and a net loss of $12.9 million, or $0.07 per share, in the fourth quarter of fiscal 2002.

        "I think it's important to step back and take a look at what we have accomplished during the past fiscal year," said Jerry Rawls, Finisar's President and CEO. "In a very difficult economic environment, we just completed a fiscal year which saw revenues increase by 13% to $166 million, the second highest annual revenues in the Company's history. Sales of optical components and subsystems increased by 22% for the year while sales of network test and measurement systems declined 15% in the face of a downturn in IT capital spending. In terms of new products, we have led the industry to the adoption of XFP 10Gb/s optical transceivers. Numerous new system designs are underway incorporating this smaller, cost-effective, power-efficient 10 Gb/s optical transceiver. In the fourth quarter we also began initial shipments of optical transceivers for metropolitan-area DWDM applications. We continue to transition a substantial portion of our optical product lines to newer, higher performance, more cost effective designs. In a similar fashion, our Network Tools group has begun the effort to combine our SAN and LAN testing functions in a single platform with a common user interface. The first of these products, the 10 Gb/s X-Gig BERT, was introduced during the fourth quarter.

        "We made progress at the bottom line, but still have work to do," added Rawls. "On a non-GAAP basis, our gross margins for the fiscal year improved slightly to 25.5% from 24.6% in the prior year while our operating loss decreased by $8 million or 14% to $51 million in fiscal 2003 from $59 million in fiscal 2002. If we look at the last two quarters of the fiscal year we can see the initial effects of our restructuring efforts. Our annualized operating loss was $44 million, an improvement of $15 million or 25% over the prior fiscal year. We will be faced with the challenge of operating two laser fabrication plants in parallel for a brief period of time during our upcoming first quarter, as we transfer existing device manufacturing from our facility in El Monte, California. to the newly acquired facilities of Genoa located in Fremont, California. We intend to complete most of this transfer by the end of the first quarter ending July 31, 2003."

        "Our cash situation continues to hold up well in the midst of our restructuring efforts," continued Rawls. "Our cash balances have actually increased by $8 million over the last three quarters."

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACTS OF 1995

        The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and potential problems related to the assimilation and integration of the operations, technologies and products of several recently acquired companies and product lines. Other risks relating to Finisar's business are set forth in Finisar's Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

ABOUT FINISAR

        Finisar Corporation (Nasdaq: FNSR) is a technology leader for fiber optic subsystems and network tools for testing and monitoring network systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet local area networks (LANs), Fibre Channel storage area networks (SANs), and metropolitan area networks (MANs). The Company's headquarters is in Sunnyvale, California, USA. www.finisar.com.

        The following non-GAAP financial results for the three months and fiscal year ended April 30, 2003, and April 30, 2002, have been adjusted to exclude non-cash and cash charges related to acquisitions and the writedown in goodwill as a result of adoption of FASB 142, deferred stock compensation, the amortization of acquired developed technology and other intangible assets associated with a number of acquisitions, the sale of assets of the Company's Sensors Unlimited subsidiary, inventory obsolescence, other non-recurring gains and losses, the impairment of certain assets and restructuring costs at the Company's Demeter Technologies subsidiary, the write-off of minority investments, and amortization of the discount on the issuance of convertible debt. A reconciliation of these results to what is reported under GAAP is also included.

Finisar Corporation

Consolidated Balance Sheet

(In thousands)

	April 30 2003	April 30, 2002
ASSETS
Cash and cash equivalents	$40,918	$75,889
Short-term investments	78,520	68,208
Restricted investments	6,737	6,560
Accounts receivable, trade (net)	23,390	28,962
Accounts receivable, other	5,362	11,616
Inventories	36,470	59,913
Income tax receivable	—	7,504
Prepaid expenses	2,341	2,365
Deferred income taxes	3,324	16,996

Total current assets	197,062	278,013
Property, plant, equipment and improvements, net	112,125	125,025
Restricted investments, long-term	3,307	9,503
Purchased intangibles, net	52,910	102,380
Goodwill, net	19,838	476,580
Other assets	38,364	49,780

Total assets	$423,606	$1,041,281

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$22,872	$34,027
Accrued compensation	4,449	7,404
Other accrued liabilities	8,474	5,887
Income tax payable	536	—
Current portion of other long-term liabilities	1,384	—
Non-cancelable purchase obligations	9,380	7,731
Capital lease obligations	—	361

Total current liabilities	47,095	55,410
Deferred income taxes	3,324	16,996
Convertible notes	94,023	89,239
Other long-term liabilities	4,184	634
Common stock	207	192
Additional paid-in capital	1,219,424	1,209,305
Notes receivable from stockholders	(1,077)	(1,488)
Deferred stock compensation	(1,045)	(6,181)
Accumulated other comprehensive income	841	791
Accumulated deficit	(943,370)	(323,617)

Total stockholders' equity	274,980	879,002

Total liabilities and stockholders' equity	$423,606	$1,041,281

Finisar Corporation

Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three Months Ended April 30		Twelve Months Ended April 30
	2003	2002	2003	2002
Revenues
Optical components and subsystems	$33,427	$34,071	$136,846	$112,333
Network test and monitoring systems	6,358	8,024	29,636	34,932

Total revenues	39,785	42,095	166,482	147,265
Cost of revenues	29,948	28,258	130,501	136,626
Amortization of acquired developed technology	4,549	6,779	21,983	27,119

Gross profit (loss)	5,288	7,058	13,998	(16,480)
Operating expenses:
Research and development	16,948	15,871	60,295	54,372
Sales and marketing	4,540	5,530	20,232	21,448
General and administrative	3,501	4,690	15,201	19,419
Amortization of deferred compensation	(1,252)	2,241	(1,719)	11,963
Acquired in-process research and development	—	—	—	2,696
Amortization of goodwill and purchased intangibles	143	34,107	758	129,099
Impairment of goodwill and intangible assets	—	—	10,586	—
Restructuring costs	5,148	—	9,378	—
Other acquisition costs	(9)	739	198	3,119

Total operating expenses	29,019	63,178	114,929	242,116
Loss from operations	(23,731)	(56,120)	(100,931)	(258,596)
Interest income (expense), net	(1,910)	(1,314)	(6,699)	(68)
Other income, net	(449)	5,769	(51,314)	1,360

Loss before income taxes and cumulative effect of an accounting change	(26,090)	(51,665)	(158,944)	(257,304)
Provision (benefit) for income taxes	107	(11,422)	229	(38,566)

Loss before cumulative effect of an accounting change	(27,336)	(40,243)	(160,312)	(218,738)
Cumulative effect of an accounting change to adopt SFAS 142	—	—	(460,580)	—

Net loss	$(26,197)	$(40,243)	$(619,753)	$(218,738)

Loss per share before cumulative effect of an accounting change	$(0.13)	$(0.22)	$(0.82)	$(1.21)

Cumulative per share effect of an accounting change to adopt SFAS 142	$—	$—	$(2.35)	$—

Loss per share—basic and diluted	$(0.13)	$(0.22)	$(3.17)	$(1.21)

Shares used in per-share calculation—basic and diluted	200,615	186,792	195,666	181,136

Finisar Corporation

Non-GAAP Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three Months Ended April 30		Twelve Months Ended April 30
	2003	2002	2003	2002
Revenues
Optical components and subsystems	$33,427	$34,071	$136,846	$112,333
Network test and monitoring systems	6,358	8,024	29,636	34,932

Total revenues	39,785	42,095	166,482	147,265
Cost of revenues	28,996	31,798	124,005	111,012

Gross profit	10,789 27.1%	10,297 24.5%	42,477 25.5%	36,253 24.6%
Operating expenses:
Research and development	14,207	15,871	57,554	54,372
Sales and marketing	4,540	5,530	20,232	21,448
General and administrative	3,501	4,690	15,201	19,419

Total operating expenses	22,248	26,091	92,987	95,239
Loss from operations	(11,459)	(15,794)	(50,510)	(58,986)
Interest income (expense), net	(649)	(129)	(1,916)	2,442
Other income (expense), net	(256)	(294)	(1,178)	561

Loss before income taxes	(12,364)	(16,217)	(53,604)	(55,983)
Provision (benefit) for income taxes	107	(3,336)	229	(15,900)

Net loss	$(12,471)	$(12,881)	$(53,833)	$(40,083)

Net loss per share—basic and diluted	$(0.06)	$(0.07)	$(0.28)	$(0.22)

Shares used in per-share calculation-basic and diluted	200,615	186,792	195,666	181,136
The above pro forma results exclude the following items which are included in the company's operating results when presented in accordance with generally accepted accounting principles (GAAP):
Inventory write off net of sales of inventory previously written off	$952	$(3,540)	$6,496	$25,614
Amortization of acquired developed technology	4,549	6,779	21,983	27,119
Amortization of deferred compensation	(1,252)	2,241	(1,719)	11,963
Acquired in-process research and development	—	—	—	2,696
Amortization of goodwill and purchased intangibles	143	34,107	758	129,099
Impairment of goodwill and intangible assets	—	—	10,586	—
Restructuring charges	—	—	4,230	—
Other acquisition costs	(9)	739	198	3,119
Loss on sale or shut-down of product lines	—	(6,063)	533	(799)
Minority investment write off	193	—	12,764	—
Amortization of discount on convertible notes	1,261	1,185	4,783	2,510
Cost from Sale of Sensors	—	—	36,839	—
Closure of Demeter	7,889	—	7,889	—
Change in (provision) benefit for income taxes	—	(8,086)	—	(22,666)
Cumulative effect of an accounting change to adopt SFAS 142	—	—	460,580	—

GAAP net loss	$(26,197)	$(40,243)	$(619,753)	$(218,738)

QuickLinks

  Exhibit 99.1
Finisar Corporation Announces Results for Fourth Quarter and Year Ended April 30, 2003
Finisar Corporation Consolidated Balance Sheet (In thousands)
Finisar Corporation Consolidated Statement of Operations (In thousands, except per share amounts)
Finisar Corporation Non-GAAP Condensed Consolidated Statement of Operations (In thousands, except per share amounts)